Exhibit 23.3

CONSENT OF RYDER SCOTT COMPANY, L.P.
As independent oil and gas consultants, Ryder Scott Company, L.P. hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-109162, 333 126191, 333-135949, 333-143990, 333 151762, 333-157504, 333-160350, 333-171468, 333‑178067, 333-187018, 333-189651 and 333-192175) and Form S-3 (File No. 333-190457) of Chesapeake Energy Corporation of all references to our firm and information from our reserves report dated February 14, 2014, entitled “Chesapeake Energy Corporation Northern and Southern Divisions Estimated Future Reserves and Income Attributable to Certain Leasehold and Royalty Interests as of December 31, 2013”, included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K for the year ended December 31, 2013 to be filed with the Securities and Exchange Commission on or about February 26, 2014, and our summary report attached as Exhibit 99.2 to such Annual Report on Form 10-K.

By: /s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Registration No. F-1580
Houston, Texas
February 26, 2014